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VOTING FORM
                                PLD TELEKOM INC.
                           505 PARK AVENUE 21ST FLOOR
                            NEW YORK, NEW YORK 10022

 SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO
                            BE HELD ON   -  , 1999.

    The undersigned hereby appoints   -  , or any of them, each with full power
of substitution, as proxies or proxy of the undersigned and hereby authorizes them to represent and vote as designated below all shares of Common Stock, par value $.01 per share, of PLD Telekom Inc. (the "Corporation") held of record by
the undersigned at the close of business on   -  , 1999 at the Special Meeting
of Stockholders (the "Special Meeting") to be held on   -  , 1999 at 1285 Avenue
of the Americas, New York, New York 10019, or any adjournment or postponement thereof, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly be brought before the Special Meeting.

    This signed Voting Form revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement/ Prospectus relating to the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE FOLLOWING PROPOSAL.
    Approval of the merger of Moscow Communications, Inc., a Delaware corporation ("Merger Sub"), with and into the Corporation and adoption of an Agreement and Plan of Merger, dated as of May 18, 1999, among the Corporation, Merger Sub and Metromedia International Group, Inc., a Delaware corporation. (check one box)

            / /  FOR            / /  AGAINST            / /  ABSTAIN

WHEN PROPERLY EXECUTED, THIS VOTING FORM WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS VOTING FORM WILL BE VOTED FOR THE FOREGOING PROPOSAL.

                          (CONTINUED ON REVERSE SIDE)
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PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.
                                             Dated ________________________ 1999
                                             ___________________________________
                                                          Signature
                                             ___________________________________
                                                 Signature, if held jointly

                                             Please sign exactly as your name
                                             appears on this Voting Form. If
                                             shares are registered in more than
                                             one name, the signatures of all
                                             such persons are required. A
                                             corporation should sign in its full
                                             corporate name by a duly authorized
                                             officer, stating such officer's
                                             title. Trustees, guardians,
                                             executors and administrators should
                                             sign in their official capacity
                                             giving their full title as such. A
                                             partnership should sign in the
                                             partnership name by an authorized
                                             person, stating such person's title
                                             and relationship to the
                                             partnership.

                                             PLEASE COMPLETE, DATE, SIGN AND
                                             RETURN THIS VOTING FORM PROMPTLY,
                                             USING THE ENCLOSED ENVELOPE.